Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Third Quarter 2022 Results

(FAIRMONT, WV) October 31, 2022 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the third quarter of 2022, with reported net income of $2.7 million, or $0.22 basic and $0.21 diluted earnings per share.

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Third Quarter	Second Quarter	Third Quarter
Net income	$2,718	$2,956	$11,828	$8,538	$29,160
Earnings per share - basic	$0.22	$0.24	$1.00	$0.70	$2.49
Earnings per share - diluted	$0.21	$0.23	$0.92	$0.66	$2.32

“During the third quarter, we continued to drive strong loan production, counter-cyclical growth in low-cost deposits and net interest margin expansion, resulting in robust growth in net interest income, while maintaining strong asset quality,” said Larry F. Mazza, Chief Executive Officer, MVB Financial. “In addition, MVB’s year-to-date results evidenced significant progress in our efforts to drive growth in Fintech fee income, further diversifying our revenue base.”

Mazza added, “Amidst these favorable underlying trends, challenges also emerged. Higher interest rates and a slowing economy impacted our mortgage business and fee income and, coupled with elevated provisioning for loan losses related to our strong loan growth, impacted our earnings for the quarter.”

“As demonstrated throughout MVB’s history, and through our corporate values, we are ‘Adaptive’ as market conditions change. While we continue to successfully execute on our MVB-F1: Success Loves Speed Strategy, we are adjusting to wet track conditions by sharpening our focus. Specifically, we are implementing initiatives that are expected to drive a 12% reduction from MVB’s annualized third quarter 2022 noninterest expense base, with 75% of the projected cost savings to be achieved by the end of the first quarter 2023, and the remainder expected to be fully captured by the end of the third quarter of 2023.”

THIRD QUARTER 2022 HIGHLIGHTS
•Strong growth in low-cost deposits amidst cyclical industry headwinds
▪Total deposits were $2.70 billion as of September 30, 2022, an increase of $82.0 million, or 3.1%, from June 30, 2022 and $298.0 million, or 12.4%, from September 30, 2021.
▪Noninterest-bearing (“NIB”) deposits were $1.41 billion as of September 30, 2022, an increase of $68.9 million, or 5.1%, from June 30, 2022 and $412.4 million, or 41.3%, from September 30, 2021. NIB deposits represented 52% of total deposits as of September 30, 2022, as compared to 51% and 42% as of June 30, 2022 and September 30, 2021, respectively.
▪The cost of funds was 59 basis points for the quarter ended September 30, 2022 up 37 basis points compared to the quarter ended June 30, 2022 and 35 basis points compared to the quarter ended September 30, 2021. The increase from the prior quarter primarily reflected a change in deposit mix based on average balances, led by growth in average interest-bearing deposits as compared to relatively consistent average NIB deposits, as well as higher interest rates and increased Federal Home Loan Banks borrowings during the quarter. The increase in cost of funds compared to the prior year period mostly reflected higher interest rates, partially offset by the relatively higher contribution of NIB deposits relative to the prior year.
•Loan growth and margin expansion drive our strong growth in net interest income
▪Net interest income on a tax-equivalent basis totaled $30.1 million for the quarter ended September 30, 2022, up $3.2 million, or 11.8%, and $10.7 million, or 55.1%, from the quarters ended June 30, 2022 and September 30, 2021, respectively.
▪Total loan balances of $2.47 billion as of September 30, 2022 increased by $256.3 million, or 11.6%, compared to June 30, 2022 and $707.2 million, or 40.1%, compared to September 30, 2021.
▪Loans held-for-sale were $20.0 million as of September 30, 2022, compared to $11.9 million as of June 30, 2022 and none as of September 30, 2021, led by MVB Bank’s Small Business Administration (“SBA”) lending growth vehicle.
▪On a tax-equivalent basis, net interest margin for the quarter ended September 30, 2022 was 4.25%, an increase of 15 basis points versus the quarter ended June 30, 2022 and an increase of 100 basis points versus the quarter ended September 30, 2021. The quarter over quarter increase in net interest margin was due primarily to strong loan growth, higher loan yields, and significantly lower cash balances, partially offset by an increase in funding costs.

◦Asset quality indicators remained stable
▪Nonperforming loans totaled $22.4 million, or 0.9% of total loans, as of September 30, 2022, as compared to $19.3 million, or 0.9% of total loans, as of June 30, 2022, and $17.5 million, or 1.0% of total loans, as of September 30, 2021. Criticized loans as a percentage of total loans were 3.4%, as compared to 4.0% as of June 30, 2022, and 6.5% as of September 30, 2021.
▪Net charge-offs were $1.3 million, or 0.22% of total loans on an annualized basis, for the quarter ended September 30, 2022, compared to $1.2 million, or 0.21% of total loans on an annualized basis, for the quarter ended June 30, 2022. Net charge-offs on an annualized basis, for the quarter ended September 30, 2021, were not significant.
▪The provision for loan losses totaled $5.1 million for the quarter ended September 30, 2022, compared to $5.1 million for the quarter ended June 30, 2022, and $0.4 million for the quarter ended September 30, 2021. Allowance for loan losses was 1.07% of total loans as of September 30, 2022, an increase of four basis points from June 30, 2022 and a decline of 36 basis points from September 30, 2021. Approximately 84% of the increase in the allowance for loan losses for the quarter ended September 30, 2022 is attributable to strong growth in our loan balances during the quarter.
◦Quarter over quarter expense growth largely held in check
▪Noninterest expense totaled $30.0 million for the quarter ended September 30, 2022, an increase of $0.1 million, or 0.5%, from the quarter ended June 30, 2022 and an increase of $4.1 million, or 16.0%, from the quarter ended September 30, 2021. The increase from the quarter ended June 30, 2022 primarily reflects an increase in other operating expenses of $0.5 million, or 24.1%, and an increase in equipment depreciation and maintenance of $0.3 million, or 19.9%, mostly offset by a decrease in salaries and employee benefits of $0.7 million, or 3.5%. The increase relative to the prior year period primarily reflects higher salaries and employee benefits costs of $1.8 million, or 10.8%, and higher other operating expenses of $1.3 million, or 116.1%.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $30.1 million for the quarter ended September 30, 2022, up $3.2 million, or 11.8%, from the quarter ended June 30, 2022 and $10.7 million, or 55.1%, from the quarter ended September 30, 2021. The increase in net interest income compared to both periods generally reflects strong loan growth, primarily driven by the Company’s strategic lending partnerships growth vehicle and broad-based growth throughout CoRe Banking business.

Interest income increased $5.8 million, or 20.7%, to $33.9 million from the quarter ended June 30, 2022 and $13.4 million, or 65.5%, from the quarter ended September 30, 2021. The tax-equivalent yield on loans was 5.26% for the quarter ended September 30, 2022, compared to 5.06% for the quarter ended June 30, 2022 and 4.25% for the quarter ended September 30, 2021. Higher loan yields generally reflect new loan production at favorable interest rates and the impact of the Fed rate increases on our commercial loan portfolio.

Interest expense increased $2.6 million, or 183.7%, from the quarter ended June 30, 2022 and increased $2.7 million, or 192.3%, from the quarter ended September 30, 2021. The cost of funds was 59 basis points for the quarter ended September 30, 2022, up 37 basis point compared to the quarter ended June 30, 2022 and 35 basis points compared to the quarter ended September 30, 2021. The increase from the prior quarter primarily reflected a change in deposit mix based on average balances, led by growth in average interest-bearing deposits as compared to relatively consistent average NIB deposits, as well as higher interest rates and increased FHLB borrowings during the quarter. The increase in cost of funds compared to the prior year period mostly reflected higher interest rates, partially offset by the relatively higher contribution of NIB deposits relative to the prior year.

On a tax-equivalent basis, net interest margin for the quarter ended September 30, 2022 was 4.25%, an increase of 15 basis points versus the quarter ended June 30, 2022 and 100 basis points versus the quarter ended September 30, 2021. Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The increase in net interest margin from the quarter ended June 30, 2022 reflected the impact of strong loan growth, partially offset by an increase in deposit costs. The increase in net interest margin from the quarter ended September 30, 2021 also reflected strong loan growth and an increase in deposit costs, to a greater extent. The average loan-to-deposit ratio during the quarter ended September 30, 2022 was 92.5%, compared to 82.9% for the quarter ended June 30, 2022, and 78.9% for the quarter ended September 30, 2021.

Noninterest income totaled $8.2 million for the quarter ended September 30, 2022, a decrease of $3.7 million, or 31.2% from the quarter ended June 30, 2022 and a decrease of $13.8 million, or 62.7%, from the quarter ended September 30, 2021.

The decrease in noninterest income compared to the prior quarter is driven by decreases in equity method investment income of $1.6 million, or 286.0%, in other operating income of $0.9 million, or 51.5%, and in payment card and service charge income of $0.7 million, or 17.5%. The sale of mortgaging servicing rights in June 2022 resulted in $1.2 million of the decrease in other operating income. The decrease in payment card and service charge income is driven by decreased interchange income. The decline in equity method investment income was primarily due to lower mortgage banking revenue reflecting the continued sharp increase in market interest rates during the third quarter of 2022. Further disaggregation of the Company’s noninterest income is available below.

The decrease in noninterest income compared to the comparable quarter in the prior year is driven by a one-time gain on acquisition and divestiture activity in the quarter ended September 30, 2021 totaling $10.8 million.

Noninterest expense totaled $30.0 million for the quarter ended September 30, 2022, an increase of $0.1 million, or 0.5%, from the quarter ended June 30, 2022 and an increase of $4.1 million, or 16.0%, from the quarter ended September 30, 2021. The increase from the quarter ended June 30, 2022 in expenses primarily reflects a decrease in salaries and employee benefits of $0.7 million, or 3.5%, partially offset by an increase in other operating expenses of $0.5 million, or 24.1%. The increase relative to the prior year period primarily reflects higher salaries and employee benefits costs of $1.8 million, or 10.8% and higher other operating expenses of $1.3 million, or 116.1%. The increases in salaries and employee benefits were due to continued hiring during 2022 that resulted in a 30% increase in average full time equivalent employees for the nine months’ ended September 30, 2022 as compared to the nine months’ ended September 30, 2021. This hiring was strategic to front-line revenue producers and enhanced risk management infrastructure.

The Company continues to make Fintech investments to transform its business model and adapt to changing market conditions and opportunities. For the quarter ended September 30, 2022, earnings were impacted by approximately $1.6 million of net loss from its MVB Edge Ventures segment, as compared to net losses of $1.3 million and $1.6 million for the quarters ended June 30, 2022 and September 30, 2021, respectively.

BALANCE SHEET
Loans totaled $2.47 billion at September 30, 2022, an increase of $256.3 million, or 11.6%, and $707.2 million, or 40.1%, as compared to June 30, 2022 and September 30, 2021, respectively. Adjusted for the removal of PPP loans from all periods, loan balances increased by 11.8% from the quarter ended June 30, 2022 and by 51.6% from the quarter ended September 30, 2021. Loan growth for both periods was driven primarily by the Company’s strategic lending partnerships growth vehicle. Loans held-for-sale were $20.0 million as of September 30, 2022, compared to $11.9 million at June 30, 2022 and none at September 30, 2021, led by MVB Bank’s SBA lending growth vehicle.

Deposits totaled $2.70 billion as of September 30, 2022, an increase of $82.0 million, or 3.1%, from June 30, 2022 and $298.0 million, or 12.4%, from September 30, 2021. NIB deposits totaled $1.41 billion as of September 30, 2022, an increase $68.9 million, or 5.1%, from June 30, 2022 and $412.4 million, or 41.3%, from September 30, 2021. Growth in NIB deposit balances primarily reflects Fintech business, while the increase in total deposits also reflects an increase in brokered deposits and other certificates of deposit. At 52% of total deposits, NIB deposits continue to exceed all other deposits combined.

CAPITAL
The Community Bank Leverage Ratio was 11.1% as of September 30, 2022, compared to 11.6% as of June 30, 2022 and 12.0% as of September 30, 2021. MVB’s Tier 1 Risk-Based Capital Ratio was 13.1% as of September 30, 2022, compared to 13.7% as of June 30, 2022 and 15.7% as of September 30, 2021. The Bank’s Total Risk-Based Capital Ratio was 14.1% as of September 30, 2022, compared to 14.7% as of June 30, 2022 and 17.0% as of September 30, 2021.

The Company issued a quarterly cash dividend of $0.17 per share for the quarter ended September 30, 2022, consistent with the quarter ended June 30, 2022 and up $0.03, or 21%, from the quarter ended September 30, 2021.

ASSET QUALITY
Nonperforming loans totaled $22.4 million, or 0.9% of total loans, as of September 30, 2022, as compared to $19.3 million, or 0.9% of total loans, as of June 30, 2022, and $17.5 million, or 1.0% of total loans, as of September 30, 2021. Criticized loans as a percentage of total loans were 3.4%, as compared to 4.0% as of June 30, 2022, and 6.5% as of September 30, 2021.

Net charge-offs were $1.3 million, or 0.22% of total loans on an annualized basis, for the quarter ended September 30, 2022, compared to $1.2 million, or 0.21% of total loans on an annualized basis, for the quarter ended June 30, 2022. Net charge-offs on an annualized basis, for the quarter ended September 30, 2021, were not significant.

Changes to the outstanding balances of the loan portfolios, the level of recognized charge-offs and the resulting historical loss rates and adjustments to the risk grading of loans within the portfolio are all contributing factors in the provision for loan losses. The provision for loan losses totaled $5.1 million for the quarter ended September 30, 2022, compared to $5.1 million for the quarter ended June 30, 2022, and $0.4 million for the quarter ended September 30, 2021. Allowance for loan losses to total loans was 1.07% as September 30, 2022, as compared to 1.03% as of June 30, 2022 and 1.43% as of September 30, 2021.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB Financial is a financial holding company headquartered in Fairmont, WV. Through its wholly-owned subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form

10-K for the year ended December 31, 2021, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Third Quarter	Second Quarter	Third Quarter
Interest income	$33,903	$28,090	$20,484	$85,255	$60,380
Interest expense	4,057	1,430	1,388	6,901	4,724
Net interest income	29,846	26,660	19,096	78,354	55,656
Provision (release of allowance) for loan losses	5,120	5,100	380	11,500	(542)
Net interest income after provision (release of allowance) for loan losses	24,726	21,560	18,716	66,854	56,198

Total noninterest income	8,191	11,909	21,951	31,970	48,053

Noninterest expense:
Salaries and employee benefits	18,316	18,983	16,528	55,260	42,100
Other expense	11,649	10,836	9,301	33,386	26,250
Total noninterest expenses	29,965	29,819	25,829	88,646	68,350

Income before income taxes	2,952	3,650	14,838	10,178	35,901
Income tax expense	397	859	3,164	2,161	7,006
Net income before noncontrolling interest	2,555	2,791	11,674	8,017	28,895
Net loss attributable to noncontrolling interest	163	165	154	521	265
Net income attributable to parent	2,718	2,956	11,828	8,538	29,160
Preferred dividends	—	—	—	—	35
Net income available to common shareholders	$2,718	$2,956	$11,828	$8,538	$29,125

Earnings per share - basic	$0.22	$0.24	$1.00	$0.70	$2.49
Earnings per share - diluted	$0.21	$0.23	$0.92	$0.66	$2.32

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Third Quarter	Second Quarter	Third Quarter
Card acquiring income	$560	$750	$692	$2,293	$2,104
Service charges on deposits	889	973	138	2,734	499
Interchange income	1,864	2,292	855	4,943	2,501
Total payment card and service charge income	3,313	4,015	1,685	9,970	5,104

Income (loss) from ICM equity method investment [1]	(831)	732	3,573	1,151	14,570
Loss from other equity method investments	(190)	(183)	—	(485)	—
Total equity method investment income (loss)	(1,021)	549	3,573	666	14,570

Compliance and consulting income	3,736	3,750	3,013	11,355	6,162
Gain on sale of loans	1,298	1,405	908	3,786	3,125
Investment portfolio gains (losses)	(217)	145	1,065	2,322	5,135
Gains on acquisition and divestiture activity	—	—	10,783	—	10,783
Other noninterest income	1,082	2,045	924	3,871	3,174

Total noninterest income	$8,191	$11,909	$21,951	$31,970	$48,053

1 Intercoastal Mortgage Company, LLC (“ICM”)

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2022	June 30, 2022	September 30, 2021
Cash and cash equivalents	$79,946	$161,761	$390,081
Certificates of deposit with banks	—	496	9,582
Securities available-for-sale, at fair value	366,742	376,737	439,023
Equity securities	34,101	34,250	29,809
Loans held-for-sale	19,977	11,856	—
Loans receivable	2,471,395	2,215,114	1,764,186
Less: Allowance for loan losses	(26,515)	(22,734)	(25,187)
Loans receivable, net	2,444,880	2,192,380	1,738,999
Premises and equipment, net	24,668	25,272	25,043
Goodwill	3,988	3,988	3,988
Other assets	165,620	177,688	152,299
Total assets	$3,139,922	$2,984,428	$2,788,824

Noninterest-bearing deposits	$1,411,772	$1,342,916	$999,328
Interest-bearing deposits	1,285,186	1,272,054	1,399,612
FHLB and other borrowings	73,328	—	—
Subordinated debt	73,222	73,158	72,966
Other liabilities	52,054	43,390	50,218
Stockholders' equity, including noncontrolling interest	244,360	252,910	266,700
Total liabilities and stockholders' equity	$3,139,922	$2,984,428	$2,788,824

Reportable Segments
(Unaudited)

Three Months Ended September 30, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$33,777	$103	$—	$—	$33	$(10)	$33,903
Interest expense	3,286	—	10	—	771	(10)	4,057
Net interest income (expense)	30,491	103	(10)	—	(738)	—	29,846
Provision for loan losses	5,120	—	—	—	—	—	5,120
Net interest income (expense) after provision for loan losses	25,371	103	(10)	—	(738)	—	24,726

Noninterest income	5,356	(817)	5,666	115	2,366	(4,495)	8,191

Noninterest Expenses:
Salaries and employee benefits	9,354	8	3,755	925	4,274	—	18,316
Other expenses	11,523	25	1,394	1,392	1,810	(4,495)	11,649
Total noninterest expenses	20,877	33	5,149	2,317	6,084	(4,495)	29,965

Income (loss) before income taxes	9,850	(747)	507	(2,202)	(4,456)	—	2,952
Income taxes	1,817	(192)	116	(504)	(840)	—	397
Net income (loss)	8,033	(555)	391	(1,698)	(3,616)	—	2,555
Net loss attributable to noncontrolling interest	—	—	36	127	—	—	163
Net income (loss) available to common shareholders	$8,033	$(555)	$427	$(1,571)	$(3,616)	$—	$2,718

Three Months Ended June 30, 2022	CoRe Banking	Mortgage Banking	Professional Services		Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$27,910	$103	$—		$—	$87	$(10)	$28,090
Interest expense	672	—	8		—	760	(10)	1,430
Net interest income (expense)	27,238	103	(8)		—	(673)	—	26,660
Provision for loan losses	5,100	—	—	—	—	—	—	5,100
Net interest income (expense) after provision for loan losses	22,138	103	(8)		—	(673)	—	21,560

Noninterest income	7,093	787	5,686		110	3,228	(4,995)	11,909

Noninterest Expenses:
Salaries and employee benefits	9,948	—	3,872		724	4,439	—	18,983
Other expenses	10,913	94	1,407		1,170	2,247	(4,995)	10,836
Total noninterest expenses	20,861	94	5,279		1,894	6,686	(4,995)	29,819

Income (loss) before income taxes	8,370	796	399		(1,784)	(4,131)	—	3,650
Income taxes	1,771	207	95		(399)	(815)	—	859
Net income (loss)	6,599	589	304		(1,385)	(3,316)	—	2,791
Net loss attributable to noncontrolling interest	—	—	63		102	—	—	165
Net income (loss) available to common shareholders	$6,599	$589	$367		$(1,283)	$(3,316)	$—	$2,956

Three Months Ended September 30, 2021	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$20,383	$105	$—	$—	$1	$(5)	$20,484
Interest expense	902	—	10	—	481	(5)	1,388
Net interest income (expense)	19,481	105	(10)	—	(480)	—	19,096
Release of allowance for loan losses	379	1	—	—	—	—	380
Net interest income (expense) after release of allowance for loan losses	19,102	104	(10)	—	(480)	—	18,716

Noninterest income	15,387	3,546	4,806	18	2,002	(3,808)	21,951

Noninterest Expenses:
Salaries and employee benefits	8,296	47	3,993	808	3,384	—	16,528
Other expenses	8,973	(198)	1,213	1,468	1,653	(3,808)	9,301
Total noninterest expenses	17,269	(151)	5,206	2,276	5,037	(3,808)	25,829

Income (loss) before income taxes	17,220	3,801	(410)	(2,258)	(3,515)	—	14,838
Income taxes	3,657	922	(103)	(581)	(731)	—	3,164
Net income (loss)	13,563	2,879	(307)	(1,677)	(2,784)	—	11,674
Net loss attributable to noncontrolling interest	—	—	90	64	—	—	154
Net income (loss) available to common shareholders	$13,563	$2,879	$(217)	$(1,613)	$(2,784)	$—	$11,828

Nine Months Ended September 30, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$84,858	$309	$—	$—	$113	$(25)	$85,255
Interest expense	4,617	—	25	—	2,284	(25)	6,901
Net interest income (expense)	80,241	309	(25)	—	(2,171)	—	78,354
Provision for loan losses	11,500	—	—	—	—	—	11,500
Net interest income (expense) after provision for loan losses	68,741	309	(25)	—	(2,171)	—	66,854

Noninterest income	19,347	1,193	16,909	300	8,265	(14,044)	31,970

Noninterest Expenses:
Salaries and employee benefits	28,810	8	11,425	2,248	12,769	—	55,260
Other expenses	33,484	119	3,956	3,609	6,262	(14,044)	33,386
Total noninterest expenses	62,294	127	15,381	5,857	19,031	(14,044)	88,646

Income (loss) before income taxes	25,794	1,375	1,503	(5,557)	(12,937)	—	10,178
Income taxes	5,219	356	375	(1,265)	(2,524)	—	2,161
Net income (loss)	20,575	1,019	1,128	(4,292)	(10,413)	—	8,017
Net loss attributable to noncontrolling interest	—	—	194	327	—	—	521
Net income (loss) available to common shareholders	$20,575	$1,019	$1,322	$(3,965)	$(10,413)	$—	$8,538

Nine Months Ended September 30, 2021	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$60,078	$307	$—	$—	$2	$(7)	$60,380
Interest expense	3,281	—	13	—	1,437	(7)	4,724
Net interest income (expense)	56,797	307	(13)	—	(1,435)	—	55,656
Release of allowance for loan losses	(541)	(1)	—	—	—	—	(542)
Net interest income (expense) after release of allowance for loan losses	57,338	308	(13)	—	(1,435)	—	56,198

Noninterest income	26,832	14,499	9,784	18	5,892	(8,972)	48,053

Noninterest Expenses:
Salaries and employee benefits	24,170	47	7,099	1,054	9,730	—	42,100
Other expenses	26,702	(112)	2,898	1,661	4,073	(8,972)	26,250
Total noninterest expenses	50,872	(65)	9,997	2,715	13,803	(8,972)	68,350

Income (loss) before income taxes	33,298	14,872	(226)	(2,697)	(9,346)	—	35,901
Income taxes	6,060	3,606	(76)	(694)	(1,890)	—	7,006
Net income (loss)	27,238	11,266	(150)	(2,003)	(7,456)	—	28,895
Net loss attributable to noncontrolling interest	—	—	136	129	—	—	265
Net income (loss) attributable to parent	27,238	11,266	(14)	(1,874)	(7,456)	—	29,160
Preferred stock dividends	—	—	—	—	35	—	35
Net income (loss) available to common shareholders	$27,238	$11,266	$(14)	$(1,874)	$(7,491)	$—	$29,125

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$32,552	$111	1.35%	$197,613	$304	0.62%	$184,131	$60	0.13%
CDs with banks	232	2	3.42	1,582	9	2.28	11,065	52	1.86
Investment securities:
Taxable	231,953	897	1.53	237,745	838	1.41	238,807	575	0.96
Tax-exempt [2]	144,719	1,346	3.69	147,646	1,342	3.65	202,380	1,528	3.00
Loans and loans held-for-sale: [1]
Commercial [3]	1,687,383	22,898	5.38	1,564,266	20,021	5.13	1,416,236	15,646	4.38
Tax-exempt [2]	4,498	51	4.50	4,930	52	4.23	6,678	77	4.57
Real estate	579,685	4,707	3.22	393,983	2,674	2.72	297,450	2,282	3.04
Consumer	129,464	4,183	12.82	88,366	3,142	14.26	16,133	602	14.80
Total loans	2,401,030	31,839	5.26	2,051,545	25,889	5.06	1,736,497	18,607	4.25
Total earning assets	2,810,486	34,195	4.83	2,636,131	28,382	4.32	2,372,880	20,822	3.48
Less: Allowance for loan losses	(23,083)			(19,927)			(24,978)
Cash and due from banks	5,399			5,579			5,922
Other assets	227,337			237,016			200,536
Total assets	$3,020,139			$2,858,799			$2,554,360

Liabilities
Deposits:
NOW	$734,271	$1,393	0.75%	$654,781	$256	0.16%	$743,632	$333	0.18%
Money market checking	258,527	422	0.65	380,295	184	0.19	433,216	211	0.19
Savings	71,370	153	0.85	27,496	1	0.01	42,126	—	—
IRAs	6,132	17	1.10	6,314	17	1.08	7,302	21	1.14
CDs	202,299	988	1.94	75,487	203	1.08	121,482	333	1.09
Repurchase agreements and federal funds sold	10,627	1	0.04	11,566	1	0.03	10,941	3	0.11
FHLB and other borrowings	48,058	311	2.57	2,312	8	1.39	494	6	4.82
Subordinated debt	73,190	772	4.18	73,126	760	4.17	44,460	481	4.29
Total interest-bearing liabilities	1,404,474	4,057	1.15	1,231,377	1,430	0.47	1,403,653	1,388	0.39
Noninterest-bearing demand deposits	1,321,982			1,331,357			852,872
Other liabilities	37,019			40,900			36,097
Total liabilities	2,763,475			2,603,634			2,292,622

Stockholders’ equity
Common stock	13,086			13,289			12,704
Paid-in capital	145,877			145,014			141,246
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	144,816			137,989			122,361
Accumulated other comprehensive income (loss)	(30,915)			(25,097)			1,207
Total stockholders’ equity attributable to parent	256,123			254,454			260,777
Noncontrolling interest	541			711			961
Total stockholders’ equity	256,664			255,165			261,738
Total liabilities and stockholders’ equity	$3,020,139			$2,858,799			$2,554,360

Net interest spread (tax-equivalent)			3.68%			3.85%			3.09%
Net interest income and margin (tax-equivalent)[2]		$30,138	4.25%		$26,952	4.10%		$19,434	3.25%
Less: Tax-equivalent adjustments		$(292)			$(292)			$(338)
Net interest spread			3.64%			3.80%			3.03%
Net interest income and margin		$29,846	4.21%		$26,660	4.06%		$19,096	3.19%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $20.1 million, $22.3 million and $147.3 million are included in this amount as of September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$273,184	$630	0.31%	$207,195	$164	0.11%
CDs with banks	1,381	24	2.32	11,554	168	1.94
Investment securities:
Taxable	237,188	2,383	1.34	222,323	1,831	1.10
Tax-exempt [2]	140,377	3,824	3.64	207,529	4,881	3.14
Loans and loans held-for-sale: [1]
Commercial [3]	1,569,161	59,899	5.10	1,365,680	45,905	4.49
Tax-exempt [2]	4,829	156	4.32	6,928	237	4.57
Real estate	438,380	9,722	2.97	303,701	7,509	3.31
Consumer	91,092	9,454	13.88	10,157	762	10.03
Total loans	2,103,462	79,231	5.04	1,686,466	54,413	4.31
Total earning assets	2,755,592	86,092	4.18	2,335,067	61,457	3.52
Less: Allowance for loan losses	(20,468)			(25,920)
Cash and due from banks	5,680			16,274
Other assets	237,637			201,198
Total assets	$2,978,441			$2,526,619

Liabilities
Deposits:
NOW	$678,991	$1,844	0.36%	$660,655	$1,323	0.27%
Money market checking	367,608	807	0.29	461,998	662	0.19
Savings	49,714	155	0.42	44,938	4	0.01
IRAs	6,271	52	1.11	10,764	102	1.27
CDs	122,095	1,433	1.57	148,807	1,091	0.98
Repurchase agreements and federal funds sold	11,334	4	0.05	10,677	10	0.13
FHLB and other borrowings	16,966	322	2.54	33,914	95	0.37
Subordinated debt	73,126	2,284	4.18	43,786	1,437	4.39
Total interest-bearing liabilities	1,326,105	6,901	0.70	1,415,539	4,724	0.45
Noninterest-bearing demand deposits	1,350,533			828,469
Other liabilities	41,379			36,665
Total liabilities	2,718,017			2,280,673

Stockholders’ equity
Preferred stock	—			774
Common stock	13,276			12,524
Paid-in capital	144,903			139,980
Treasury stock	(16,741)			(16,741)
Retained earnings	140,174			107,094
Accumulated other comprehensive income (loss)	(21,905)			1,788
Total stockholders’ equity attributable to parent	259,707			245,419
Noncontrolling interest	717			527
Total stockholders’ equity	260,424			245,946
Total liabilities and stockholders’ equity	$2,978,441			$2,526,619

Net interest spread (tax-equivalent)			3.48%			3.07%
Net interest income and margin (tax-equivalent)[2]		$79,191	3.84%		$56,733	3.25%
Less: Tax-equivalent adjustments		$(837)			$(1,077)
Net interest spread			3.44%			3.01%
Net interest income and margin		$78,354	3.80%		$55,656	3.19%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $20.1 million and $147.3 million are included in this amount as of September 30, 2022 and September 30, 2021, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest margin - U.S. GAAP basis
Net interest income	$29,846	$26,660	$19,096	$78,354	$55,656
Average interest-earning assets	$2,810,486	$2,636,131	$2,372,880	2,755,592	2,335,067
Net interest margin	4.21%	4.06%	3.19%	3.80%	3.19%

Net interest margin - non-U.S. GAAP basis
Net interest income	$29,846	$26,660	$19,096	$78,354	$55,656
Impact of fully tax-equivalent adjustment	292	292	338	837	1,077
Net interest income on a fully tax-equivalent basis	$30,138	$26,952	$19,434	79,191	56,733
Average interest-earning assets	$2,810,486	$2,636,131	$2,372,880	$2,755,592	$2,335,067
Net interest margin on a fully tax-equivalent basis	4.25%	4.10%	3.25%	3.84%	3.25%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$2,718	$2,956	$11,828	$8,538	$29,160
Net income available to common shareholders	$2,718	$2,956	$11,828	$8,538	$29,125
Earnings per share - basic	$0.22	$0.24	$1.00	$0.70	$2.49
Earnings per share - diluted	$0.21	$0.23	$0.92	$0.66	$2.32
Cash dividends paid per common share	$0.17	$0.17	$0.14	$0.51	$0.36
Book value per common share	$19.85	$20.63	$22.18	$19.85	$22.18
Tangible book value per common share [1]	$19.38	$20.14	$21.64	$19.38	$21.64
Weighted-average shares outstanding - basic	12,238,505	12,176,805	11,880,348	12,170,028	11,684,570
Weighted-average shares outstanding - diluted	12,854,951	12,895,581	12,824,309	12,852,574	12,565,809

Performance Ratios:
Return on average assets [2]	0.4%	0.4%	1.9%	0.4%	1.5%
Return on average equity [2]	4.2%	4.6%	18.1%	4.4%	15.8%
Net interest margin 3 4	4.25%	4.10%	3.25%	3.84%	3.25%
Efficiency ratio [5]	78.8%	77.3%	62.9%	80.4%	65.9%
Overhead ratio 2 6	4.0%	4.2%	4.0%	4.0%	3.6%
Equity to assets	7.8%	8.5%	9.5%	7.8%	9.5%

Asset Quality Data and Ratios:
Charge-offs	$3,653	$2,529	$98	$7,305	$363
Recoveries	$2,313	$1,355	$23	$4,054	$248
Net loan charge-offs to total loans 2 7	0.2%	0.2%	—%	0.2%	—%
Allowance for loan losses	$26,515	$22,734	$25,187	$26,515	$25,187
Allowance for loan losses to total loans [8]	1.07%	1.03%	1.43%	1.07%	1.43%
Nonperforming loans	$22,350	$19,295	$17,453	$22,350	$17,453
Nonperforming loans to total loans	0.9%	0.9%	1.0%	0.9%	1.0%

Intercoastal Mortgage Company, LLC Production Data[9]:
Mortgage pipeline	$792,388	$1,114,061	$1,150,116	$792,388	$1,150,116
Loans originated	$606,805	$976,004	$1,456,588	$2,713,508	$5,222,394
Loans closed	$615,585	$843,305	$1,233,605	$2,239,732	$4,630,597
Loans sold	$619,059	$692,553	$1,098,475	$1,999,706	$4,368,875
1 common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure
2 annualized for the quarterly periods presented
3 net interest income as a percentage of average interest-earning assets
4 presented on a fully tax-equivalent basis
5 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
6 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
7 charge-offs less recoveries
8 excludes loans held-for-sale
9 information is related to ICM, an entity in which we have a 40% ownership interest that we account for as an equity method investment

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	September 30, 2022	June 30, 2022	September 30, 2021
Goodwill	$3,988	$3,988	$3,988
Intangibles	1,806	1,981	2,518
Total intangibles	5,794	5,969	6,506

Total equity attributable to parent	243,913	252,300	265,565
Less: Total intangibles	(5,794)	(5,969)	(6,506)
Tangible common equity	$238,119	$246,331	$259,059

Tangible common equity	$238,119	$246,331	$259,059
Common shares outstanding (000s)	12,287	12,229	11,972
Tangible book value per common share	$19.38	$20.14	$21.64

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